PAX WORLD FUNDS SERIES TRUST III

AMENDMENT NO. 1 TO THE

AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 7 of Article VIII of the Agreement and Declaration of Trust (the “Declaration of Trust”) of Pax World Funds Series Trust III (the “Trust”), dated December 4, 2013, as amended from time to time, authorizes the Trustees of the Trust to amend the Declaration of Trust at any time, without Shareholder vote, by an instrument in writing signed by a majority of the then Trustees; and

NOW, THEREFORE, the undersigned, being at least a majority of the Trustees of the Trust, do hereby amend said Declaration of Trust as set forth below, effective December 31, 2022:

1.	Section 1 of Article I of the Declaration of Trust is hereby amended by replacing the text therein with the following:

SECTION 1. NAME. This Trust shall be known as “Impax Funds Series Trust III” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

2.	The first paragraph of Section 6 of Article III of the Declaration of Trust is hereby amended by replacing the text therein with the following:

SECTION 6. ESTABLISHMENT AND DESIGNATION OF SERIES AND CLASSES. Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Impax Ellevate Global Women’s Leadership Fund

The rest of the Declaration of Trust remains unchanged.

The foregoing amendment is effective as of December 31, 2022.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 1 to the Declaration of Trust.

/s/ Adrian P. Anderson		/s/ Anne M. Goggin

Adrian P. Anderson		Anne M. Goggin

Date:	12/31/22	Date:	12/31/22

/s/ D’Anne Hurd		/s/ Joseph F. Keefe

D’Anne Hurd		Joseph F. Keefe

Date:	12/31/22	Date:	12/31/22

/s/ John L. Liechty		/s/ Lindsey B. Martinez

John L. Liechty		Lindsey B. Martinez

Date:	12/31/22	Date:	12/31/22

/s/Nancy S. Taylor

Nancy S. Taylor

Date:	12/31/22

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109